UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 8, 2011

Parkvale Financial Corporation

(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	0-17411	25-1556590
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4220 William Penn Highway, Monroeville, Pennsylvania	15146
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (412) 373-7200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

Attached as Exhibit 99.1 is an earnings release for the three months ended September 30, 2011.

For the quarter ended September 30, 2011, Parkvale Financial Corporation (“the Company”) reported net income available to common shareholders of $963,000 or $0.17 per diluted common share compared to $1.8 million or $0.33 per diluted common share for the quarter ended September 30, 2010.

The information contained in this Report on Form 8-K is furnished pursuant to Items 2.02 and 9.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Exchange Act of 1933, as amended except as shall be expressly set forth by specific reference in such filing.

Item 8.01	Other Events

On November 8, 2011, as described in Item 2.02 above, the Company disclosed its earnings release for the three months ended September 30, 2011. In addition to the disclosure in Item 2.02, reference is made to the press release dated November 8, 2011 which is included as Exhibit 99.1 hereto and is incorporated herein by reference thereto. The press release attached hereto is being furnished to the SEC and shall not be deemed to be “filed” for any purpose except as otherwise provided herein.

Item 9.01	Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	The following exhibit is included with this Report:

Exhibit No.	Description

99.1	Press Release, dated November 8, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARKVALE FINANCIAL CORPORATION

By:	/s/ Gilbert A. Riazzi
Name:	Gilbert A. Riazzi
Title:	Chief Financial Officer

Date: November 8, 2011